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                                                                    Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE, LLP



IDEX Corporation:

         We consent to the incorporation by reference in this Registration Statement of IDEX Corporation on Form S-8 of our reports dated January 16, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2000.



DELOITTE & TOUCHE, LLP
Chicago, Illinois
September 27, 2001